EXHIBIT 99.1

( BW)(CA-PACER-INTL)(PACR) Pacer International Reports 3rd Quarter 2006 Diluted Earnings per Share Up Over 26 Percent

Business, Logistics and Transportation Editors

CONCORD, Calif. — (BUSINESS WIRE)–October 25, 2006—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North America third-party logistics and freight transportation provider, today reported financial results for the three- and nine-month periods ended September 22, 2006.

THIRD QUARTER RESULTS

For the quarter ended September 22, 2006, diluted earnings per share increased 26.3 percent to $0.48 per share, compared to $0.38 per share in the same quarter of 2005. Revenues increased by $16.6 million to $458.2 million for the 2006 quarter compared to $441.6 million in the 2005 quarter, and income from operations increased by $5.5 million to $31.6 million for the 2006 quarter, compared to $26.1 million a year earlier. During the third quarter of 2006, operating cash flows of $35.5 million funded the company’s repurchase of $25.7 million of common stock and payment of its second quarter 2006 dividend to shareholders of $5.6 million.

“The third quarter of 2006 showed strong operating cash flows as well as improved operating income in both segments over last year.” said Don Orris, chairman and chief executive officer. “Our wholesale segment’s revenues increased 10.7 percent quarter over quarter. We continue to acquire shares under our share repurchase program,” added Orris.

YEAR-TO-DATE RESULTS

For the nine months ended September 22, 2006, diluted earnings per share increased 52.5 percent to $1.22 per share, compared to $0.80 per share in the 2005 period. Revenues increased $29.5 million to $1,385.8 million compared to $1,356.3 million a year earlier and income from operations increased by $24.3 million to $81.3 million for the period, compared to $57.0 million a year earlier. During the first nine months of 2006, the company paid down $10.0 million of debt, paid $27.8 million in estimated taxes, repurchased $26.8 million of common stock and paid dividends to shareholders of $16.9 million.

On an as adjusted basis, diluted earnings per share increased $0.24 per share, or 24.5 percent; income from operations increased $13.0 million, or 19.0 percent; and net income increased $9.5 million, or 25.5 percent. These figures are in comparison to the 2005 first nine months adjusted to exclude the $11.3 million pre-tax charge ($6.8 million after-tax) for the write-off of software development costs.

Note: A tabular reconciliation of the differences between the adjusted financial results set forth immediately above and financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

CONFERENCE CALL TODAY — Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. Eastern Time today (Wednesday, October 25). To participate, please call five minutes early by dialing (888) 428-4480 (in USA) and ask for “Pacer Third Quarter 2006 Earnings Call.” International callers can dial (612) 332-0932.

Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from October 25 at 10:15 p.m. Eastern Time to November 25 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 843921. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER INTERNATIONAL— Pacer International, a leading non-asset based North America third-party logistics and freight transportation provider, offers a broad array of logistics and other services through its subsidiaries and divisions to facilitate the movement of freight from origin to destination. Its wholesale services include Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services, and its retail services include intermodal marketing, truck brokerage, truck services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web sites: www.pacer-international.com, www.pacerstack.com, and www.pacerglobal.com.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; industry trends, including changes in the costs of services from rail and motor transportation providers; the loss of one or more of our major customers; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in our business strategy, development plans or cost savings plans; difficulties in maintaining or enhancing our information technology systems; availability of qualified personnel; changes in, or the failure to comply with, government regulation; increases in interest rates; our ability to integrate acquired businesses; terrorism and acts of war; and increases in our leverage. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 30, 2005 filed with the SEC on March 2, 2006. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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Note to editors: Issued by Steve Potash and Company, tel. 510/865-0800, or steve@potashco.com

CONTACT: Pacer International

Larry Yarberry, 925-887-1577 (CFO)

Cell: 925-890-9245

lyarberry@pacerintl.com

PACER INTERNATIONAL, INC.

Consolidated Balance Sheet

($ million)

September 22, 2006
(Unaudited)
Assets
Current assets
Cash and cash equivalents	$3.0
Accounts receivable, net	225.8
Prepaid expenses and other	7.7
Deferred income taxes	4.0

Total current assets	240.5

Property and equipment
Property, plant & equipment at cost	96.6
Accumulated depreciation	(63.0)

Property and equipment, net	33.6

Other assets
Intangible assets, net	288.3
Deferred income taxes	4.5
Other assets	17.1

Total other assets	309.9

Total assets	$584.0

Liabilities & Equity
Current liabilities
Current maturities of long-term debt and capital leases	$—
Accounts payable and accrued liabilities	182.3

Total current liabilities	182.3

Long-term liabilities
Long-term debt and capital leases	80.0
Other	5.4

Total long-term liabilities	85.4

Stockholders’ equity
Common stock	0.4
Paid In capital	284.3
Retained earnings	31.8
Accumulated other comprehensive loss	(0.2)

Total stockholders’ equity	316.3

Total liabilities and equity	$584.0

PACER INTERNATIONAL, INC.

Unaudited Consolidated Statement of Cash Flows

Nine Months 2006
($ in millions)

Cash Flows from Operating Activities
Net income	$46.8
Adjustments to net income
Depreciation and amortization	5.2
Gain on sale of property and equipment	(0.1)
Deferred income taxes	4.6
Stock based compensation expense	1.2
Excess tax benefit from exercise of stock options	(2.2)
Change in receivables	(6.5)
Change in other current assets	3.1
Change in current liabilities	(3.7)
Other	(2.8)

Net cash provided by operating activities	45.6

Cash Flows from Investing Activities
Capital expenditures	(2.7)
Proceeds from sales of property and equipment	0.2

Net cash used for investing activities	(2.5)

Cash Flows from Financing Activities
Book overdraft	—
Proceeds from issuance of common stock	2.3
Excess tax benefit from exercise of stock options	2.2
Dividends paid to shareholders	(16.9)
Purchase and retirement of Pacer common stock	(26.8)
Debt, revolver, net and capital lease payments	(10.0)

Net cash used for financing activities	(49.2)

Effect of exchange rate changes on cash	—

Net change in cash and cash equivalents	(6.1)

Cash at beginning of period	9.1

Cash at end of period	$3.0

PACER INTERNATIONAL, INC.

Reconciliation of As Reported Financial Results to As Adjusted Financial Results

For the Nine Months Ended September 22, 2006 and September 23, 2005

In millions, except share and per share amounts

Unaudited

	Nine Months 2006 As Reported Results	Nine Months 2005				Variance 2006 vs Adjusted 2005
Item		As Reported Results	Adjustments		As Adjusted Results		%
Income from operations—wholesale segment	$91.7	$63.7	$11.3	(1)	$75.0	$16.7	22.3%
Income from operations—retail segment	5.7	7.5	—		7.5	(1.8)	-24.0%
Income from operations—corporate	(16.1)	(14.2)	—		(14.2)	(1.9)	13.4%

Total income from operations	81.3	57.0	11.3		68.3	13.0	19.0%
Interest expense, net	4.9	6.3	—		6.3	(1.4)	-22.2%

Income before income taxes	76.4	50.7	11.3		62.0	14.4	23.2%
Income taxes	29.6	20.2	4.5	(2)	24.7	4.9	19.8%

Net income	46.8	30.5	6.8		37.3	9.5	25.5%

Diluted earnings per share	$1.22	$0.80	$0.18		$0.98	$0.24	24.5%

Weighted average shares outstanding	38,201,709	38,021,710	38,021,710		38,021,710	179,999	0.5%

(1)	Write-off of costs related to the development of Stacktrain computer software.
(2)	Income tax effect of the write-off at the effective rate.

For additional information, see “Use of Non-GAAP Financial Measures” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005.

PACER INTERNATIONAL, INC.

Unaudited Consolidated Statements of Operations

($ millions)

	3rd Quarter 2006				Year-to-Date
	Wholesale	Retail	Corp./Elim.	Consolidated	Wholesale	Retail	Corp./Elim.	Consolidated
Revenues	$297.9	$206.7	$(46.4)	$458.2	$904.0	$619.5	$(137.7)	$1,385.8

Cost of purchased transportation	212.3	177.6	(46.4)	343.5	666.4	532.2	(137.7)	1,060.9
Direct operating expenses	29.4	—		29.4	90.2	—	—	90.2
Selling, general & admin. expenses	17.9	26.0	8.1	52.0	53.2	78.9	16.1	148.2
Depreciation expense	0.8	0.9	—	1.7	2.5	2.7	—	5.2

Income from operations	37.5	2.2	(8.1)	31.6	91.7	5.7	(16.1)	81.3

Interest expense, net				1.6				4.9

Income before income taxes				30.0				76.4
Income taxes				11.7				29.6

Net income				$18.3				$46.8

Diluted Earnings Per Share				$0.48				$1.22

PACER INTERNATIONAL, INC.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	3rd Quarter				Year-to-Date
	2006	2005	Variance	%	2006	2005	Variance	%

Segments

Revenues
Wholesale	$297.9	$269.0	$28.9	10.7%	$904.0	$794.1	$109.9	13.8%
Retail	206.7	213.2	(6.5)	-3.0%	619.5	683.3	(63.8)	-9.3%
Cons. Entries	(46.4)	(40.6)	(5.8)	14.3%	(137.7)	(121.1)	(16.6)	13.7%

Total	458.2	441.6	16.6	3.8%	1,385.8	1,356.3	29.5	2.2%

Income from Operations
Wholesale	37.5	28.6	8.9	31.1%	91.7	63.7	28.0	44.0%
Retail	2.2	2.1	0.1	4.8%	5.7	7.5	(1.8)	-24.0%
Corporate	(8.1)	(4.6)	(3.5)	-76.1%	(16.1)	(14.2)	(1.9)	-13.4%

Total	31.6	26.1	5.5	21.1%	81.3	57.0	24.3	42.6%

Net Income	18.3	14.6	3.7	25.3%	46.8	30.5	16.3	53.4%
Diluted Earnings per Share	$0.48	$0.38	$0.10	26.3%	$1.22	$0.80	$0.42	52.5%